EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Opportunities Trust
File Number: 811-7455
Registrant CIK Number: 0001005020

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 2 - Class A  $0, Class B $0, Class C $0, Class I $0
Series 3 - Class A $1,223, Class B $185, Class C $54, Class I $2,660 Series 7 - Class A $1,038, Class B $55, Class C $194
Series 8 - Class A $11,397, Class B $120, Class C $203, Class I $166 Series 14 - Class A $2,823, Class B $60, Class C $47
Series 15 - Class A  $1,821, Class B $319, Class C $57
Series 16 - Class A  $8,219, Class B $198, Class C $109
Series 18 - Class A  $5,563, Class B $581, Class C $815
Series 19 - Class A  $57,792, Class B $1,076, Class C $8,376, Class T
$6,070
Series 20 - Class A  $1,345, Class C $130, Class I $1,056
Series 21 - Class A  $1,186, Class B $53, Class C $19
Series 22 - Class A  $772, Class B $18, Class C $7

73A1/73A2-
Series 2 - Class A $0.00, Class B $0.00, Class C $0.00, Class I $0.00 Series 3 - Class A $0.4500, Class B $0.3720, Class C $0.3720, Class I $0.4770
Series 7 - Class A  $0.2240, Class B $0.1430, Class C $0.1430
Series 8 - Class A  $0.3180, Class B $0.0670, Class C $0.0640, Class I
$0.3100
Series 14 - Class A  $0.3600, Class B $0.3070, Class C $0.3050
Series 15 - Class A  $0.4500, Class B $0.3970, Class C $0.3970
Series 16 - Class A  $0.3120, Class B $0.2790, Class C $0.2790
Series 18 - Class A  $0.5244, Class B $0.4492, Class C $0.4487
Series 19 - Class A  $0.2198, Class B $0.1983, Class C $0.2089, Class T
$0.1871
Series 20 - Class A  $0.0590, Class C $0.0390, Class I $0.0670
Series 21 - Class A  $0.1970, Class B $0.1040, Class C $0.1040
Series 22 - Class A  $0.0810, Class B $0.0400, Class C $0.0420

74U1/74U2-
Series 2 - Class A 605, Class B 422, Class C 336, Class I 99
Series 3 - Class A 2,847, Class B 429, Class C 153, Class I 5,045
Series 8 - Class A 33,342, Class B 1,482, Class C 2,944, Class I 965 Series 7 - Class A 5,188, Class B 261, Class C 710
Series 14 - Class A 7,590, Class B 194, Class C 148
Series 15 - Class A 3,800, Class B 598, Class C 147
Series 16 - Class A 25,603, Class B 539, Class C 430
Series 18 - Class A 10,414, Class B 1,306, Class C 1,890
Series 19 - Class A 305,698, Class B 4,593, Class C 37,877, Class T
32,913
Series 20 - Class A 23,364, Class C 3,774, Class I 15,099
Series 21 - Class A 6,013, Class B 453, Class C 176
Series 22 - Class A 10,097, Class B 472, Class C 178

74V1/74V2-
Series 2 - Class A $19.77, Class B $18.30, Class C $18.30, Class I
$20.43.
Series 3 - Class A $10.21, Class B $10.01, Class C $10.04, Class I
$10.32
Series 7 - Class A $10.53, Class B $10.17, Class C $10.12
Series 8 - Class A $34.10, Class B $33.72, Class C $34.07, Class I
$34.08
Series 14 - Class A $8.32, Class B $8.26, Class C $8.29
Series 15 - Class A $8.74, Class B $8.51, Class C $8.57
Series 16 - Class A $4.89, Class B $4.81, Class C $4.84
Series 18 - Class A $10.89, Class B $10.88, Class C $10.94
Series 19 - Class A $4.70, Class B $4.68, Class C $4.73, Class T 4.72 Series 20 - Class A $28.58, Class C $28.31, Class I $28.61
Series 21 - Class A $15.88, Class B $14.56, Class C $14.51
Series 22 - Class A $11.59, Class B $10.48, Class C $10.44


72EE-
Series 8 - Class A  $50,916, Class B $2,794, Class C $4,461, Class I $6

73B-
Series 8 - Class A  $1.4890, Class B $1.4890, Class C $1.4890, Class I
$0.0110